UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Last Event Report): November 21, 2007

ELANDIA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 Cordova Road

Suite 312

Fort Lauderdale, FL 33316

(Address of principal executive offices) (Zip Code)

(954) 728-9090

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “Elandia,” the “Company,” “us,” “our” or “we” are to Elandia International Inc.

Item 1.01	Entry of a Material Definitive Agreement.

Investment in Elandia/Desca Holdings, LLC

As disclosed in our Current Report on Form 8-K filed with the SEC on October 9, 2007, effective October 2, 2007, Elandia, Desca Holding, LLC, a Delaware limited liability company (“Desca”), Elandia/Desca Holdings, LLC (f/k/a Bella Durmiente, LLC), a Delaware limited liability company (“Seller”) and Jorge Enrique Alvarado Amado (“Alvarado”) entered into a Preferred Unit Purchase Agreement (the “Unit Purchase Agreement”) pursuant to which Elandia agreed to purchase Series A Convertible Preferred Units of the Seller (“Series A Preferred Units”) for an aggregate purchase price of $26 million. The Seller is a recently formed entity created for purposes of the Unit Purchase Agreement transaction. Effective November 21, 2007, we entered into an amendment to the Unit Purchase Agreement (the “Amendment”) and consummated the investment in the Seller. Upon the closing of the Unit Purchase Agreement, Alvarado contributed all of his membership interests in Desca to the Seller and, as a result, the Seller owns all of the outstanding membership interests of Desca.

Pursuant to the terms of the Amendment, certain conditions to the closing of our investment in the Seller were waived including the conclusion of our previously disclosed FCPA investigation which is currently ongoing. In addition, pursuant to the Amendment, the payment of the purchase price to the Seller has been modified to provide for the payment of installments with the initial purchase at closing of 3,769,231 units of the Seller (representing 55.68% of the outstanding units of the Seller) for a purchase price of $14,000,000. The Amendment provides for additional purchases of 3,230,769 units of the Seller for an aggregate purchase price of $12,000,000 to be paid in installments between November 23 and December 28, 2007. Following the final purchase of units under the Unit Purchase Agreement, as amended, we will own 70% of the outstanding units of the Seller.

In connection with the closing of our investment in the Seller, we entered into a Limited Liability Company Agreement (the “LLC Agreement”) with Alvarado. The LLC Agreement governs the relationship between the members of the Seller and provides, among other things, for a put and call right pursuant to which (a) Alvarado may require that we purchase his interest in the Seller for a cash purchase price calculated in accordance with the LLC Agreement, or (b) we can require that Alvarado sell us his interest in the Seller for a cash purchase price calculated in accordance with the LLC Agreement.

Financing by Stanford International Bank Ltd.

Effective November 21, 2007, we entered into a Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Stanford International Bank Ltd. (“SIBL”), our principal stockholder, pursuant to which SIBL has agreed to purchase from us for an aggregate purchase price of $35,000,000 (i) up to 5,185,185 shares of our Series B Convertible Preferred Stock (the “Series B Preferred Stock”); and (ii) warrants granting to SIBL, and/or its assigns, the right to purchase up to 3,638,000 shares of our common stock (the “Warrants”). The sale of the Series B Preferred Stock and the Warrants was made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, or Regulation D promulgated thereunder.

The shares of Series B Preferred Stock will, at the option of SIBL, be convertible, in whole or in part, into shares of our common stock at an initial conversion price of $6.75 per share. The proceeds received by us pursuant to the Purchase Agreement are to be used solely for the purposes of (i) reimbursing SIBL all of its fees and transaction expenses incurred in connection with the Purchase Agreement; (ii) to acquire a majority ownership and controlling interest in Desca pursuant to the Unit Purchase Agreement as amended; and (iii) up to $6,000,000 shall be used for our general working capital needs. Further, Desca is to use the proceeds from the sale of the Series A Preferred Units as follows: (A) up to $5,000,000 will be used to fund the purchase of existing ownership interests in Desca from its existing members; (B) $4,000,000 will be used to fund Desca’s capital expenditures (managed services, mobile readiness, public sector); (C) $5,000,000 will be used for Desca’s general working capital purposes; and (D) $12,000,000 shall be used to fund Desca’s future expansion. The Warrants are exercisable by SIBL and its assigns for five years and have an exercise price of $0.001 per share. Further, in connection with the investment by SIBL into Elandia, SIBL agreed to surrender warrants to purchase 2,068,000 shares of our common stock previously issued to SIBL and its affiliates and assignees.

Pursuant to the terms of the Purchase Agreement, we entered into a Registration Rights Agreement with SIBL pursuant to which we agreed to prepare and file a registration statement with the SEC by March 31, 2008. The Registration Statement will register the resale of the shares of common stock issuable upon conversion of the Series B Preferred Stock and exercise of the Warrants.

In consideration for facilitating the investment by SIBL into Elandia and the investment by Elandia into Desca, Stanford Group Company, an affiliate of SIBL (“SGC”) was paid a fee of $2,450,000 and was issued five-year warrants granting to SGC, and/or its assigns, the right to purchase up to 259,259 shares of our common stock. These warrants are exercisable at a price of $6.75 per share.

In connection with the transaction with SIBL and the consideration paid to SGC, and because SIBL is our significant stockholder, we obtained a fairness opinion from vFinance, Inc. as to the fairness, from a financial point of view, of (i) the compensation to be received by SGC for its services in connection with these transactions, (ii) the conversion price of the Series B Preferred Stock and the exercise price of the Warrants, and (iii) the number of Warrants to be issued to SIBL.

The foregoing is merely a summary of the terms and conditions of the transactions described above and does not purport to be a complete discussion of such transactions. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Unit Purchase Agreement, Amendment, Purchase Agreement, Warrant and Registration Rights Agreement attached as exhibits to this Current Report and incorporated by this reference.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is hereby made to the sale of the Series B Preferred Stock and Warrants as described in Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The required financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is due.

(b)	Pro Forma Financial Information

The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is due.

(d)	Exhibits

4.1	Form of Warrant issued by Elandia in favor of SIBL, dated November 21, 2007.

4.2	Registration Rights Agreement, dated November 21, 2007, by and between Elandia and SIBL.

10.1	Preferred Unit Purchase Agreement, dated October 2, 2007, by and among Elandia, Elandia/Desca Holdings, LLC, Desca Holding LLC and Jorge Enrique Alvarado Amado.

10.2	Amendment No. 1 to Preferred Unit Purchase Agreement, dated November 21, 2007, by and among Elandia, Elandia/Desca Holdings, LLC, Desca Holding LLC and Jorge Enrique Alvarado Amado.

10.3	Preferred Stock Purchase Agreement, dated November 21, 2007, by and between Elandia and SIBL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA INTERNATIONAL, INC.

Dated: November 28, 2007	By:	/s/ Harley L. Rollins
Harley L. Rollins
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
4.1	Form of Warrant issued by Elandia in favor of SIBL, dated November 21, 2007.

4.2	Registration Rights Agreement, dated November 21, 2007, by and between Elandia and SIBL.

10.1	Preferred Unit Purchase Agreement, dated October 2, 2007, by and among Elandia, Elandia/Desca Holdings, LLC, Desca Holding LLC and Jorge Enrique Alvarado Amado.

10.2	Amendment No. 1 to Preferred Unit Purchase Agreement, dated November 21, 2007, by and among Elandia, Elandia/Desca Holdings, LLC, Desca Holding LLC and Jorge Enrique Alvarado Amado.

10.3	Preferred Stock Purchase Agreement, dated November 21, 2007, by and between Elandia and SIBL.